Exhibit 99.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

TERMINATION OF THE
AGREEMENT BY AND BETWEEN
Riverview Community Bank
Vancouver, Washington
AND THE COMPTROLLER OF THE CURRENCY

WHEREAS, in an effort to protect the depositors, other customers and shareholders of Riverview Community Bank, Vancouver, Washington (Bank), and to ensure the Bank's safe and sound operation, the Bank and the Comptroller of the Currency of the United States of America (Comptroller), entered into an Agreement, dated January 25, 2012; and

WHEREAS, the Comptroller believes that the protection of the depositors, other customers and shareholders of the Bank as well as its safe and sound operation do not require the continued existence of said Agreement;

NOW, THEREFORE, the Comptroller directs that the Agreement between the Bank and the Comptroller be, and it hereby is, TERMINATED.

IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his authorized representative, has hereunto set his hand.

/s/Enice Q. Thomas	4-2-14
Enice Q. Thomas	Date
Assistant Deputy Comptroller
Seattle Field Office